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                                                                    EXHIBIT 1.01




                              TRANSMETA CORPORATION

         11,083,333 Shares of Common Stock, $0.00001 par value per share

                           PLACEMENT AGENCY AGREEMENT


November 11, 2004

Perseus Advisors, LLC
A.G. Edwards & Sons, Inc.
as Placement Agents

c/o Perseus Advisors, LLC
50 California Street, Suite 2300
San Francisco, CA  94111

Dear Sir or Madam:

         Transmeta Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 11,083,333 shares (the "Shares") of common stock, par value $0.00001 per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its exclusive placement agents (the "Placement Agents") in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined). The Company hereby confirms as follows its agreements with the Placement Agents.

         The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder, a Registration Statement on Form S-3 (No. 333-107113), which became effective as of July 29, 2003 (the "Effective Date"), including a base prospectus relating to the Shares (the "Base Prospectus"), and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereto) and of the Base Prospectus have heretofore been delivered by the Company to the Placement Agents. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended to the date of this Agreement, including the Base Prospectus. In the event the Company filed or files an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement"), any references herein to the Registration Statement shall also deemed to include such 462(b) Registration Statement. The prospectus supplement relating to the Shares in the form in which it will be filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act is hereinafter referred to as the "Prospectus Supplement." The term "Prospectus" as used in this Agreement means the Base Prospectus together with the Prospectus Supplement. As used herein, the terms "Base Prospectus," "Prospectus," "Registration Statement," "462(b) Registration Statement" and "Prospectus Supplement" shall include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act on or before the date of this Agreement, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Base Prospectus by the Company with the Commission, that is deemed to be incorporated therein by reference.


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         1. AGREEMENT TO ACT AS PLACEMENT AGENTS. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Company's exclusive placement agents in connection with the issuance and sale, on a reasonable efforts basis, by the Company of the Shares to the Investors. The Company acknowledges and agrees that the Placement Agents' engagement hereunder is not an agreement by the Placement Agents or any of the affiliates of either of them to underwrite or purchase any securities or otherwise provide any financing. As compensation for its services hereunder, the Company agrees to pay the Placement Agents by wire transfer in Federal (same day) funds immediately after the Closing (as defined below) a placement fee of six percent (6.0%) of the gross proceeds received by the Company from the sale of the Shares (which shall be allocated 50% to Perseus Advisors, LLC and 50% to A.G. Edwards & Sons, Inc.).

         2. DELIVERY AND PAYMENT.

         (a) Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at a closing (the "Closing") at the office of Fenwick & West LLP, 801 California Street, Mountain View, CA, or at such other place as shall be agreed upon by the Placement Agents and the Company, at 7:00 A.M., Pacific time, no later than the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the public offering price of the Shares (such time and date of payment and delivery being herein called the "Closing Date").

         (b) Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made to or upon the order of the Company by wire transfer in Federal (same day) funds to the Company, upon delivery of certificates for the Shares, through the facilities of The Depository Trust Company, to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the Closing Date. Payment of the purchase price for the Shares shall be made on the Closing Date by the purchasers thereof directly to the Company.

         (c) The purchases of the Shares by the Investors shall be evidenced by the execution of a purchase agreement substantially in the form attached hereto as Annex I (the "Purchase Agreement").

         (d) Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase any of its securities, including its Common Stock (other than pursuant to the exercise of options under existing employee benefit plans, purchases under the Company's employee stock purchase plan or warrants to purchase shares of Common Stock that are outstanding on the date hereof) other than through the Placement Agents.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants and covenants to the Placement Agents that:

         (a) REGISTRATION STATEMENT MATTERS.

                  (i) The Company meets the requirements for use of Form S-3 under the Securities Act. On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date of any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and the Closing Date, the Registration Statement and the Prospectus (and any amendment thereto or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and



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Regulations and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as of its date, the date any supplement or amendment is filed with the Commission and the Closing Date, did not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Placement Agents for use in connection with this offering was identical to the electronically transmitted copied thereof filed with the Commission by EDGAR, except to the extent permitted by Regulation S-T and Rule 424(b) of the Commission. Notwithstanding the foregoing, none of the representations and warranties in this Section 3(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Placement Agents for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Placement Agents for use in the Registration Statement or the Prospectus is the statements contained in the tenth paragraph under the caption "Plan of Distribution" in the Prospectus Supplement.

                  (ii) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been or will be made in the manner and within the time required by such Rule 424(b).

                  (iii) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed or incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are so filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and the regulations of the Commission thereunder and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has all power and authority required to (i) own, lease and operate its properties and carry on its business as presently conducted and (ii) with respect to the Company only, to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. Each of the Company and each of its Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, business prospects, assets or liabilities of the Company and its Subsidiaries, taken as a whole.



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         (c) CAPITALIZATION. The capitalization of the Company on the date hereof is as follows:

                  (i) The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.00001 par value per share ("Preferred Stock"), of which 2,000,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock.

                  (ii) The issued and outstanding capital stock of the Company consists of 176,589,757 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

                  (iii) There are no issued and outstanding shares of Preferred Stock.

                  (iv) The Company has (a) 41,046,769 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company's 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, and 2000 Equity Incentive Plan (the "Option Plans") and certain options granted outside of the Option Plans and (b) 498,228 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

                  (v) The Company has 3,044,890 shares of Common Stock available for future grant under the Option Plans.

                  (vi) The Company has 2,026,270 shares of Common Stock reserved for future purchase by employees of the Company under the Company's 2000 Employee Stock Purchase Plan.

         With the exception of the foregoing in this Section 3(c), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

         (d) SUBSIDIARIES. Except for the subsidiaries listed in Exhibit 21.01 to the Company's registration statement (Registration No. 333-44030) on Form S-1 and except for Transmeta World Inc., Taiwan Branch and Transmeta, K.K., which alone or taken together would not constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X (together with the subsidiaries listed in Exhibit 21.01 to the Company's registration statement (Registration No. 333-44030) on Form S-1, the "Subsidiaries"), the Company does not have any subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.

         (e) DUE AUTHORIZATION. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement and the other agreements, instruments and documents contemplated hereby, have been taken, no further consent or authorization of the Company or the Board of Directors or its stockholders is required (including with respect to NASD Marketplace Rule 4350(i)(1)(D)), and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable



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remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

         (f) VALID ISSUANCE OF SHARES. The Shares will be, upon payment therefor by the Investors in accordance with the terms of the Stock Purchase Agreement entered into between the Company and each of the Investors thereto (the "Purchase Agreement"), duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Shares and will not be subject to any pre-emptive rights or similar rights.

         (g) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance of the Shares to the Investors, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a notification form with The Nasdaq Stock Market ("Nasdaq") after the Closing, (iii) the filing of the Prospectus Supplement with the Commission, and (iv) the filing of a Current Report on Form 8-K with the Commission.

         (h) NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares), do not:
(i) contravene or conflict with the Certificate of Incorporation (the "Certificate of Incorporation") or Bylaws (the "Bylaws") of the Company; (ii) constitute a material violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company; or
(iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

         (i) LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the Company's knowledge, threatened in writing: (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, that is reasonably likely to have a Material Adverse Effect; or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement (including the issuance of the Shares). Except as described in the SEC Documents (as defined below), the Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action is currently pending, nor does the Company intend to initiate any Action, that is reasonably likely to have a Material Adverse Effect.

         (j) COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws. The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

         (k) SEC DOCUMENTS.



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                  (i) The Company has filed in a timely manner all reports,
schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company has made available to the Investors prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Form 10-K"), its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (the "Forms 10-Q"), its Proxy Statement for its Annual Meeting of Stockholders held on May 26, 2004 (the "Proxy Statement"), and any Current Report on Form 8-K for events occurring since September 30, 2004 ("Forms 8-K") filed by the Company with the Commission (the Form 10-K, the Forms 10-Q, the Proxy Statement and the Forms 8-K are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document.

                  (ii) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein other such qualifications or exceptions as are part of the standard form of certification promulgated by the Commission, and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission.

                  (iii) The financial statements of the Company in the SEC Documents present fairly, in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Ernst & Young LLP, whose reports are filed with the Commission as a part of the SEC Documents, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (iv) Except as disclosed in writing to the Placement Agents prior to the execution of this Agreement or as described in the SEC Documents, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Except as disclosed in writing to the Placement Agents prior to the execution of this Agreement or as described in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (a) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's principal executive officer and its principal financial officer by others within



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those entities, particularly during the periods in which the periodic reports under the Exchange Act are being prepared; (b) provide for periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of each of the Company's quarterly and annual fiscal periods; and (c) are effective in all material respects to perform the functions for which they were established. Except as disclosed in writing to the Placement Agents prior to the execution of this Agreement or as described in the SEC Documents, based on the Company's evaluations of its disclosure controls and procedures, including that performed at the end of the Company's most recently completed fiscal quarter, the Company is not aware of (I) any significant deficiency in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (II) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Except as disclosed in writing to the Placement Agents prior to the execution of this Agreement or as described in the SEC Documents, since the date of the Company's evaluation of its disclosure controls and procedures at the end of its fiscal quarter ended September 30, 2004, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (vi) There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company's financial condition, revenues or expenses or material changes in the financial condition, results of operations, liquidity, capital expenditures or capital resources of the Company and its consolidated Subsidiaries, taken as a whole.

                  (vii) The Company has made generally available to holders of its securities, no later than September 30, 2004, a consolidated earnings statement or statements, for a period of at least 12 months ended commencing after the Effective Date, satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

         (l) ABSENCE OF CERTAIN CHANGES SINCE THE BALANCE SHEET DATE. Since September 30, 2004, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and, except as specifically disclosed in the SEC Documents, there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

                  (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

                  (iii) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

                  (iv) the incurrence of any liability or obligation, direct or contingent, for borrowed money, other than trade payable financing incurred in the ordinary course of business consistent with past practice;

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                  (v) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the Commission; or

                  (vi) any other event or condition of any character, except for such events and conditions that have not resulted, and would not reasonably be expected to result, either individually or collectively, in a Material Adverse Effect.

         (m) INTELLECTUAL PROPERTY. To the knowledge of the Company, the Company and each of its Subsidiaries has rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar material rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as currently conducted as described in the SEC Documents, the Registration Statement and the Prospectus, except as would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, except as specifically disclosed in the SEC Documents, any notice of a claim, and is not aware of, any infringement of or conflict with the asserted rights of others with respect to any Intangibles except as would not have a Material Adverse Effect. None of the Intangibles has expired or terminated, or is expected to expire or terminate within two years from the date of this Agreement. To the knowledge of the Company, all such Intangibles are enforceable.

         (n) PROPERTY AND ASSETS. The Company and its Subsidiaries do not own any real property, and have good and marketable title to all other property owned or purported to be owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. All property held under lease by the Company and its Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially interfere and would not reasonably be expected to materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries.

         (o) INSURANCE. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

         (p) NASDAQ AND NASD MATTERS. The Common Stock of the Company is registered and listed on Nasdaq under the ticker symbol "TMTA." The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of Nasdaq. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be (except as a result of minimum trading price requirements), in compliance with all such listing and maintenance requirements. The issuance and sale of the Shares under this Agreement and the Purchase Agreement does not contravene the rules and regulations of Nasdaq. The Shares have been duly authorized for quotation on the Nasdaq, subject to official notice of issuance. There are no affiliations with the National Association of Securities Dealers among the Company's officers or directors.

         (q) REGISTRATION RIGHTS. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement that could expose the Company to material liability or that could impair the Company's ability to consummate the issuance and sale of the Shares in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

         (r) INVESTMENT COMPANY. The Company is not now, and after the sale of the Shares under this Agreement and the Purchase Agreement and the application of the net proceeds from the sale of the Shares described in Section 1(c) herein will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (s) UNLAWFUL PAYMENTS. Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or any of its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its Subsidiaries (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act or 1977, as amended; or (iv) made any other unlawful payment.

         (t) BROKER FEES. Other than this Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares contemplated by this Agreement.

         (u) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (v) SOLVENCY. Based on the financial condition of the Company as of date hereof and as of the Closing Date: (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) except as disclosed in the SEC Documents, the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         (w) INTEGRATION. Neither the Company, nor any of its Affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of Shares contemplated by this Agreement to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

         (x) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the purchasers of the Shares as a result of the Company's issuance of the Shares and the purchasers' ownership of the Shares.

         (y) DISCLOSURE. The Company understands and confirms that the Placement Agents will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that the Placement Agents has not made or will make any representations or warranties with respect to the transactions contemplated hereby.

         4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Placement Agents as follows:

         (a) The Company shall prepare the Prospectus in a form reasonably approved by the Placement Agents and file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Rules and Regulations. The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus or any document incorporated into the Registration Statement or the Prospectus by reference, unless a copy thereof (including any materials incorporated therein by reference) shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have objected thereto in good faith.

         (b) The Company will notify the Placement Agents promptly, and will promptly confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus in connection with the offering contemplated hereby. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, it will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Placement Agents promptly of all such filings.

         (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 4(a) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

         (d) The Company will furnish to the Placement Agents and their respective counsel, without charge, so long as a Prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of the Registration Statement (including, upon request, signed copies of the Registration Statement) and the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

         (e) The Company will comply with all the undertakings contained in the Registration Statement.

         (f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agents and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

         (g) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

         (h) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (i) During the period when the Prospectus is required to be delivered under the Securities Act and the Rules and Regulations, the Company will file all reports and any other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

         (j) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its Subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Placement Agents unless in the judgment of the Company and its counsel, and after reasonable notification to the Placement Agents, such press release or communication is required by law.

         5. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, filing and printing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (ii) the preparation and delivery of certificates, if any, representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement and the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the placement of the Shares, (iv) the listing of the Shares on Nasdaq, (v) fees, disbursements and other charges of counsel and auditors to the Company,
(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions in the manner required by this Agreement, including the reasonable fees and disbursements of counsel for the Placement Agents in connection with such registration and qualification and the preparation, printing, distribution and shipment of any preliminary and supplementary Blue Sky memoranda, (vii) if applicable, the filing fees of the National Association of Securities Dealers in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Placement Agents in connection with such review; (viii) the costs and expenses of the Company relating to investor presentations in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with the presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with any investor presentations, (ix) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company and (x) the Placement Agents' reasonable out-of-pocket, third party and allocable share of non-salary overhead expenses (e.g., printing, telephone, third-party market data), including the fees of the Placement Agents' respective outside counsel and other professional advisors with respect to the offering contemplated by this Agreement. Except as set forth above, the Placement Agents will pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Placement Agents under this Agreement.

         6. CONDITIONS OF THE OBLIGATIONS OF THE PLACEMENT AGENTS. The obligations of the Placement Agents hereunder are subject to the following conditions:

         (a) Notification that the Registration Statement has become effective shall have been received by the Placement Agents and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. The Prospectus shall have been timely filed with the Commission in accordance with the terms of this Agreement.

         (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority,
(iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

         (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no Action instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

         (e) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

         (f) The Placement Agents shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Fenwick & West LLP, as special counsel to the Company, in substantially the form set forth in Annex II herein.

         (g) At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agents to the effect that to each of such person's knowledge:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date, except as reflected in SEC Documents incorporated by reference into the Registration Statement and Prospectus Supplement, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                  (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

                  (iii) Each of the covenants (not waived by the Placement Agents) required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                  (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

                  (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect, , except as set forth in SEC Documents incorporated by reference into the Registration Statement and Prospectus filed prior to the execution of the Placement Agency Agreement.

         (h) The Shares shall be qualified for sale in such states as the Placement Agents may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

         (i) The Shares shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

         (j) The National Association of Securities Dealers shall, if applicable, have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.

         (k) The Company shall have furnished to the Placement Agents such certificates, in addition to those specifically mentioned herein, as the Placement Agents may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

         7. INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless each of the Placement Agents and their respective affiliates and the respective employees, agents and each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Placement Agent Indemnified Party") of each of the Placement Agents and their affiliates against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) ("Losses") to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Placement Agent Indemnified Party on account of Losses attributable to an untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agents specifically for use in the Registration Statement or Prospectus. This indemnity agreement will be in addition to any any liability that the Company might otherwise have to a Placement Agent Indemnified Party.

         (b) The Placement Agents shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement (each, for purposes of this Section 7, a "Company Indemnified Party") to the same extent as the indemnity from the Company to the Placement Agents, but only insofar as Losses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agents might otherwise have to a Company Indemnified Party.

         (c) If a Placement Agent Indemnified Party or a Company Indemnified Party (each, an "indemnified party") proposes to assert the right to be indemnified under this Section 7, such indemnified party will, promptly after receipt of notice of commencement of any action against it in respect of which a claim is to be made under Section 7, notify the party against which indemnification is to be sought (the "indemnifying party") of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. The indemnifying party will reimburse all such fees, disbursements and other charges promptly as they are incurred. The indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought under Section 7 (whether or not the indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the indemnifying party, the indemnifying will contribute to the total Losses to which all indemnified parties and the indemnifying party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agents hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions that resulted in such Losses, or action in respect thereof, as well as any other relevant equitable considerations with respect to the offering contemplated by this Agreement. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Losses, or action in respect thereof, referred to above in this
Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), neither of the Placement Agents shall be required to contribute, in respect of all indemnified parties, any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. TERMINATION.

         (a) The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agents, without liability on the part of the Placement Agents to the Company if, prior to delivery and payment for the Shares, (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by Nasdaq, (ii) trading in securities generally on Nasdaq or the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by Nasdaq or the New York Stock Exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by any Federal or state authority, (iv) any material adverse change in the financial or securities markets in the United States or Japan, or any outbreak or escalation of hostilities or acts of terrorism involving the United States or Japan or declaration by the United States or Japan of a national emergency or other calamity or crisis shall have occurred, or (v) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, the effect of any of which is such as to make it, in the reasonable judgment of the Placement Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

         (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given to the Company from the Placement Agents, on or prior to the Closing Date, that payment for the Shares is not being transmitted by the investors on the Closing Date.

         (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 8(b)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Placement Agents for the expenses described in clause (x) of Section 10 above.

         9. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered, if to the Company, at Transmeta Corporation, 3990 Freedom Circle, Santa Clara, CA 95054, Attention John O'Hara Horsley, facsimile number (408) 919-6564, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attention Mark Leahy, facsimile number (650) 938-5200; and if to the Placement Agents, to Perseus Advisors, LLC, 150 California Street, Suite 2300, San Francisco, California 94111, Attention: Clark Callander, facsimile number (415) 318-3601 and to A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, MO 63103, Attention: Albert Bender III, facsimile number (314) 955-6996, with a copy to Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, Attention Jodie Bourdet, facsimile number (415) 951-3699 and a copy to Pillsbury Winthrop LLP, 2475 Hanover Street, Palo Alto, California 94304, Attention Deborah Ludewig, facsimile number (650) 233-4545. Any such notice shall be effective only upon receipt. Any notice under this Agreement may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

         10. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Placement Agents or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 3, 5, 7 and 8(c) hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution provisions contained in Section 7(a) and
(d) of this Agreement shall also be for the benefit of the Placement Agents and each Placement Agent Indemnified Party and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the Company and each Company Indemnified Party. No Investor shall be deemed a successor because of such purchase.

         12. APPLICABLE LAW. THE VALIDITY AND INTERPRETATIONS OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. ENTIRE AGREEMENT. This Agreement and its Annexes constitute the entire understanding between the parties hereto as to the matters covered hereby and supersede all prior understandings, written or oral, relating to such subject matter.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agents.


                                    Very truly yours,

                                    TRANSMETA CORPORATION



                                    By: /s/
                                        ----------------------------------------
                                    Name:
                                    Title:

Confirmed as of the date first
above mentioned:


PERSEUS ADVISORS, LLC

By: /s/
   -----------------------------------------
Name:
Title:


A.G. EDWARDS & SONS, INC.

By: /s/
   -----------------------------------------
Name:
Title:



                 [SIGNATURE PAGE TO PLACEMENT AGENCY AGREEMENT]



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